CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

DAC Technologies Group International, Inc.


We hereby consent to the use in the Form 10-SB dated March 17, 2000 of our report dated September 30, 1999 related to the combined financial statements of DAC Technologies Group International, Inc. and DAC Technologies of Arkansas, Inc. for the years ended December 31, 1998 and 1997.


                                                     /S/ Sweeney, Gates & Co.
                                                     ------------------------
                                                     Sweeney, Gates & Co.



Fort Lauderdale, Florida
April 11, 2000